UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 20, 2010
RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On May 31, 2010, Specialty Products Holding Corp. (“SPHC”), a wholly-owned subsidiary of RPM International Inc. (the “Company”), and SPHC’s wholly-owned subsidiary Bondex International, Inc., filed petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Since that time, Stephen J. Knoop, senior vice president — corporate development of the Company and chairman and chief executive officer of SPHC, has been working full time overseeing SPHC’s operations and the Chapter 11 process. As a result, on July 20, 2010, the Company and Mr. Knoop entered into a letter agreement (the “Letter Agreement”) whereby Mr. Knoop’s employment agreement, dated December 31, 2008, with the Company was amended to reflect that Mr. Knoop will take a leave of absence from his duties as senior vice president — corporate development of the Company during the pendency of the Chapter 11 proceedings. Accordingly, Mr. Knoop will devote his full attention to the Chapter 11 proceedings and the oversight of SPHC’s operations. During Mr. Knoop’s leave of absence, Frank C. Sullivan, chairman and chief executive officer of the Company, will assume Mr. Knoop’s corporate development responsibilities for the Company.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On July 20, 2010, the Board of Directors of the Company amended and restated the RPM International Inc. Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all directors, officers and employees of the Company. The Code of Conduct was amended to, among other things, clarify the Code of Conduct’s reporting mechanisms. The foregoing discussion of the amendments to the Code of Conduct does not purport to be complete and is subject to and qualified in its entirety by the full text of the Code of Conduct, as so amended, which is attached as Exhibit 14.1 hereto, and incorporated herein by reference. The amended and restated Code of Conduct will be posted as soon as practicable in the Investor Information — Corporate Governance section of the Company’s website at www.rpminc.com.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
14.1	RPM International Inc. Code of Business Conduct and Ethics (Amended and Restated Effective as of July 20, 2010).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc. (Registrant)
Date July 23, 2010	/s/ Edward W. Moore
Edward W. Moore
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
14.1	RPM International Inc. Code of Business Conduct and Ethics (Amended and Restated Effective as of July 20, 2010).